Exhibit 10.9S

2008 COMPENSATION INFORMATION FOR EXECUTIVE OFFICERS

The table below provides certain information regarding (i) the annual base salaries as of January 1, 2008 of the current executive officers of Tercica, Inc. (the “Company”) listed below; (ii) the number of shares of the Company’s common stock subject to stock options granted in March 2008 to the executive officer of the Company listed below (and, with respect to Dr. Scarlett, in April 2008); and (iii) the number of restricted stock units (“RSUs”) granted in March 2008 to the executive officers of the Company listed below (and, with respect to Dr. Scarlett, in April 2008):

Executive Officer	2008 Annual Base Salary ($)	Number of Shares Subject to Stock Options(#)(1)	Number of RSUs (#)(2)
John A. Scarlett, M.D. Chief Executive Officer	520,000	133,000	33,500
Ross G. Clark, Ph.D. Chief Technology Officer	340,000	40,000	10,000
Richard A. King(3) President and Chief Operating Officer	435,000	73,000	21,000
Ajay Bansal Executive Vice President and Chief Financial Officer	350,000	57,000	14,000
Stephen N. Rosenfield Executive Vice President of Legal Affairs, General Counsel and Secretary	345,000	55,500	13,500
Thorsten von Stein, M.D., Ph.D. Chief Medical Officer and Senior Vice President of Clinical and Regulatory Affairs	340,000	55,500	13,500
Andrew J. Grethlein, Ph.D. Senior Vice President, Pharmaceutical Operations	310,000	55,500	13,500
Susan Wong Vice President, Finance and Chief Accounting Officer	265,000	26,500	6,750

(1)	Options vest over a period of four years subject to continuous service and were granted with an exercise price equal to the fair market value on the date of grant (as determined in accordance with the Company’s 2004 Stock Plan, as amended).

(2)	The RSUs vest as follows: (i) 25% of RSUs will vest, if at all, if the executive officer is an employee of the Company on the 13th month anniversary of the date of grant, (ii) another 25% of the RSUs will vest, if at all, if the executive officer is an employee of the Company on the 24th month anniversary of the date of grant, (iii) another 25% of the RSUs will vest, if at all, if the executive officer is an employee of the Company on the 36th month anniversary of the date of grant and (iv) the remaining 25% of the RSUs will vest, if at all, if the executive officer is an employee of the Company on the 48th month anniversary day of grant. In the event that one or more RSUs vest, the Company will deliver to the executive officer one share of the Company’s common stock for each RSU that has vested.

(3)	Mr. King was appointed as the Company’s President on February 27, 2008.